CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Post-Effective Amendment No. 24 to Registration Statement No. 333-80825 on Form N-6 of our report dated February 29, 2008, relating to the financial statements and financial highlights of Pacific Select Exec Separate Account, comprised of Small-Cap Growth (formerly Fasciano Small Equity), International Value, International Small-Cap, Equity Index, Small-Cap Index, Diversified Research, Equity, American Funds® Growth-Income, American Funds Growth, Large-Cap Value, Technology, Short Duration Bond, Floating Rate Loan, Diversified Bond, Growth LT, Focused 30, Health Sciences, Mid-Cap Value, Large-Cap Growth, International Large-Cap, Small-Cap Value, Multi-Strategy, Main Street® Core, Emerging Markets, Managed Bond, Inflation Managed, Money Market, High Yield Bond, Comstock, Mid-Cap Growth, Real Estate, Small-Cap Equity (formerly VN Small-Cap Value), Variable Account II, Variable Account III, Variable Account V, BlackRock Basic Value V.I. Class III, BlackRock Global Allocation V.I. Class III, Fidelity® VIP Contrafund® Service Class 2, Fidelity VIP Growth Service Class 2, Fidelity VIP Mid Cap Service Class 2, Fidelity VIP Value Strategies Service Class 2, International Growth Service Class, Risk-Managed Core Service Class, Mid Cap Growth Service Class, MFS Utilities Series Service Class, T. Rowe Price Blue Chip Growth — II, T. Rowe Price Equity Income — II, Van Eck Worldwide Hard Assets, and ETF 2020 Variable Accounts, appearing in the Statement of Additional Information of Pacific Select Exec II — NY Pacific Select Exec Separate Account, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in the Statement of Additional Information of Pacific Select Exec II — NY Pacific Select Exec Separate Account.
/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
April 22, 2008